Exhibit 10.39

Exhibit A

STRATUS PROPERTIES INC.
NOTICE OF GRANT OF
NONQUALIFIED STOCK OPTIONS
UNDER THE
_____ STOCK INCENTIVE PLAN

1. (a)           Pursuant to the Stratus Properties Inc. _____ Stock Incentive Plan (the “Plan”), _________________ (the “Optionee”) is hereby granted effective ___________, 20__, Options to purchase from the Company, on the terms and conditions set forth in this Notice and in the Plan, __________ Shares of the Company at a purchase price of $__________per Share.

(b) Defined terms not otherwise defined herein shall have the meanings set forth in Section 2 of the Plan.

(c) The Options granted hereunder are intended to constitute nonqualified stock options and are not intended to constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2. (a)           All Options granted hereunder shall terminate on____________, ____ unless terminated earlier as provided in Section 4 of this Notice.

(b) Except as otherwise provided herein, the Options granted hereunder shall become exercisable in installments as follows:

Date Exercisable                                           Number of Shares

(c) The Options granted hereunder may be exercised with respect to all or any part of the Shares comprising each installment as the Optionee may elect at any time after such Options become exercisable until the termination date set forth in Section 2(a) or Section 4, as the case may be.

(d) Notwithstanding the foregoing provisions of this Section 2, the Options granted hereunder shall immediately become exercisable in their entirety at such time as there shall be a Change in Control of the Company.

3. Upon each exercise of the Options granted hereunder, the Optionee shall give written notice to the Company, which shall specify the number of Shares to be purchased and shall be accompanied by payment in full of the aggregate purchase price thereof (which payment may be made in shares owned by the Optionee for at least six months), in accordance with procedures established by the Committee.   Such exercise shall be effective upon receipt by the Company of such notice in good order and payment.

4. (a)           Except as set forth in this Section 4, the Options provided for in this Notice shall immediately terminate on the date that the Optionee ceases for any reason to be an Eligible Individual.  In the event of a sale by the Company of its equity interest in a Subsidiary following which such entity is no longer a Subsidiary of the Company, persons who continue to be employed by such entity following such sale shall cease to be Eligible Individuals for purposes of the Plan and this Notice.

(b) If the Optionee ceases to be an Eligible Individual for any reason other than death, Disability, Retirement, or termination for Cause, any Option granted hereunder that is then exercisable shall remain exercisable in accordance with the terms of this Notice within three months after the date of such cessation, but in no event shall any such Option be exercisable after the termination date specified in Section 2(a).

(c) If the Optionee ceases to be an Eligible Individual by reason of the Optionee's  Disability or Retirement, any Option granted hereunder that is exercisable on the date of such cessation, as well as any Option granted hereunder that would have become exercisable within one year after the date of such cessation had the Optionee continued to be an Eligible Individual, shall remain exercisable in accordance with the terms of this Notice within three years after the date of such cessation, but in no event shall any such Option be exercisable after the termination date specified in Section 2(a).

(d) (i)   If the Optionee ceases to be an Eligible Individual as a result of the Optionee’s death, any Option granted hereunder that is exercisable on the date of such death, as well as any Option granted hereunder that would have become exercisable within one year after the date of such death had the Optionee continued to be an Eligible Individual, shall remain exercisable by the Optionee’s Designated Beneficiary in accordance with the terms of this Notice until the third anniversary of the date of such death, but in no event shall any such Option be exercisable after the termination date specified in Section 2(a).

(ii)  If the Optionee dies after having ceased to be an Eligible Individual and any Option granted hereunder is then exercisable in accordance with the provisions of this Section 4, such Option will remain exercisable by the Optionee’s Designated Beneficiary in accordance with the terms of this Notice until the third anniversary of the date the Optionee ceased to be an Eligible Individual, but in no event shall any such Option be exercisable after the termination date specified in Section 2(a).

(e)           If the Optionee ceases to be an Eligible Individual by reason of the Optionee’s termination for Cause, any Option granted hereunder that is exercisable on the date of such cessation shall terminate immediately.

5. The Options granted hereunder are not transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and shall be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee's duly appointed legal representative.

6. All notices hereunder shall be in writing and, if to the Company, shall be delivered personally to the Secretary of the Company or mailed to its principal office, 1615 Poydras Street, New Orleans, Louisiana 70112, addressed to the attention of the Secretary; and, if to the Optionee, shall be delivered personally, mailed or delivered via e-mail to the Optionee at the address on file with the Company.  Such addresses may be changed at any time by notice from one party to the other.

7. The terms of this Notice shall bind and inure to the benefit of the Optionee, the Company and the successors and assigns of the Company and, to the extent provided in the Plan and in this Notice, the Designated Beneficiaries and the legal representatives of the Optionee.

8. This Notice is subject to the provisions of the Plan.  The Plan may at any time be amended by the Board, and this Notice may at any time be amended by the Committee, except that any such amendment of the Plan or this Notice that would impair the rights of the Optionee hereunder may not be made without the Optionee's consent.  Except as set forth above, any applicable determinations, orders, resolutions or other actions of the Committee shall be final, conclusive and binding on the Company and the Optionee.

9. The Optionee is required to satisfy any obligation in respect of withholding or other payroll taxes resulting from the exercise of any Option granted hereunder, in accordance with procedures established by the Committee, as a condition to receiving any securities resulting from the exercise of any such Option.

10. As used in this Notice, the following terms shall have the meanings set forth below.

(a) Change in Control.

(i)           For purposes of this Notice, “Change in Control” means
(capitalized terms not otherwise defined will have the meanings ascribed to them in paragraph (ii) below):

(A)           the acquisition by any Person together with all Affiliates of such Person, of Beneficial Ownership of the Threshold Percentage or more; provided, however, that for purposes of this Section 10(a)(i)(A), the following will not constitute a Change of Control:

(1)           any acquisition (other than a “Business
Combination,” as defined below, that constitutes a Change of Control under Section 10(a)(i)(C) hereof) of Common Stock directly from the Company,

(2)           any acquisition of Common Stock by the Company
or its subsidiaries,

(3)           any acquisition of Common Stock by any employee
benefit plan (or related trust) sponsored or maintained by the Company or any corporation or other entity controlled by the Company, or

(4)           any acquisition of Common Stock pursuant to a

Business Combination that does not constitute a Change of Control under Section 10(a)(i)(C) hereof; or

(B)           individuals who, as of the effective date of this
Agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of this Agreement whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered a member of the Incumbent Board, unless such individual’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or any other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; or

(C)	the consummation of a reorganization, merger or
consolidation (including a merger or consolidation of the Company or any direct or indirect subsidiary of the Company), or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, immediately following such Business Combination:

(1)           the individuals and entities who were the Beneficial
Owners of the Company Voting Stock immediately prior to such Business Combination have direct or indirect Beneficial Ownership of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the Post-Transaction Corporation, and

(2)	no Person together with all Affiliates of such Person
(excluding the Post-Transaction Corporation and any employee benefit plan or related trust of either the Company, the Post-Transaction Corporation or any subsidiary of either corporation) Beneficially Owns 30% or more of the then outstanding shares of common stock of the Post-Transaction Corporation or 30% or more of the combined voting power of the then outstanding voting securities of the Post-Transaction Corporation, and

(3)	at least a majority of the members of the board of
directors of the Post-Transaction Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, and of the action of the Board, providing for such Business Combination; or

(D)	approval by the shareholders of the Company of a complete
liquidation or dissolution of the Company.

(ii)	As used in this Section 10(a), the following terms have the
meanings indicated:

(A)	Affiliate: “Affiliate” means a Person that directly, or

indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another specified Person.

(B)	Beneficial Owner: “Beneficial Owner” (and variants
thereof), with respect to a security, means a Person who, directly or indirectly (through any contract, understanding, relationship or otherwise), has or shares (A) the power to vote, or direct the voting of, the security, and/or (B) the power to dispose of, or to direct the disposition of, the security.

(C)	Company Voting Stock: “Company Voting Stock” means
any capital stock of the Company that is then entitled to vote for the election of directors.

(D)	Majority Shares: “Majority Shares” means the number of
shares of Company Voting Stock that could elect a majority of the directors of the Company if all directors were to be elected at a single meeting.

(E)           Person:  “Person” means a natural person or entity, and will also mean the group or syndicate created when two or more Persons act as a syndicate or other group (including without limitation a partnership, limited partnership, joint venture or other joint undertaking) for the purpose of acquiring, holding, or disposing of a security, except that “Person” will not include an underwriter temporarily holding a security pursuant to an offering of the security.

(F)           Post-Transaction Corporation:  Unless a Change of Control
includes a Business Combination, “Post-Transaction Corporation” means the Company after the Change of Control.  If a Change of Control includes a Business Combination, “Post-Transaction Corporation” will mean the corporation or other entity resulting from the Business Combination unless, as a result of such Business Combination, an ultimate parent entity controls the Company or all or substantially all of the Company’s assets either directly or indirectly, in which case, “Post-Transaction Corporation” will mean such ultimate parent entity.

(G)	Threshold Percentage: “Threshold Percentage” means 30%
of all then outstanding Company Voting Stock.

(b) “Disability” shall mean long-term disability, as defined in the Company’s long-term disability plan.

(c) “Retirement” shall mean early, normal or deferred retirement of the Optionee under a tax qualified retirement plan of the Company or any other cessation of the provision of services to the Company or a Subsidiary by the Optionee that is deemed by the Committee or its designee to constitute a retirement.

(d) “Cause” shall mean any of the following: (i) the commission by the Optionee of an illegal act (other than traffic violations or misdemeanors punishable solely by the payment of a fine), (ii) the engagement of the Optionee in dishonest or unethical conduct, as determined by the Committee or its designee, (iii) the commission by the Optionee of any fraud, theft, embezzlement, or misappropriation of funds, (iv) the failure of the Optionee to carry out a directive of his superior, employer or principal, or (v) the breach of the Optionee of the terms of his engagement.

STRATUS PROPERTIES INC.